                                 AMENDMENT NO. 1
                                       TO
                            STOCK PURCHASE AGREEMENT


     THIS AMENDMENT NO. 1 (the "Amendment") is effective as of the 13th day of May, 1996, by and among LEGAL RESEARCH CENTER, INC., a Minnesota corporation ("LRC" or "Buyer"), THE LAW OFFICE, INC., a Washington corporation (the "Company"), GORDON AND SYDNEY JONES, each an individual (the "Joneses"), WILLIAM AND LORIE HARRIS, each an individual (the "Harrises"), and JOSEPH GIBERSON, an individual ("Giberson").

     WHEREAS, LRC, the Joneses and the Harrises are the owners of all of the issued and outstanding shares of the common stock of the Company;

     WHEREAS, the Company, LRC, the Joneses and the Harrises entered in the Stock Purchase Agreement dated January 31, 1996 (the "Stock Purchase Agreement") whereby LRC agreed to purchase and the Joneses and the Harrises agreed to sell to LRC, all of the common stock of the Company owned by the Joneses and the Harrises (the "Shares") on the terms and conditions stated therein (the "Transaction"), which Transaction has not yet been consummated; and

     WHEREAS, the Stock Purchase Agreement states that each of LRC, the Joneses and the Harrises own 25 shares of common stock of the Company, however, as of that date, the Joneses owned 50 shares of common stock of the Company;

     WHEREAS, since the date of the Stock Purchase Agreement and until this date, the parties have adjusted their ownership in the Company so that the Harrises now own 25 shares of common stock of the Company; and

     WHEREAS, the shareholdings of the Company are now owned equally by each of LRC, the Joneses and the Harrises and the parties desire to consummate the Transaction;

     WHEREAS, Joseph Giberson has been employed by the Company since August 24, 1995 as its Vice President, Product Development and pursuant to the terms and conditions of Giberson's employment as set forth in correspondence between Gordon Jones and Giberson dated August 10, 1995 and August 16, 1995, it was agreed that Giberson would receive a total of 4% of the common stock of the Company over a period of one year commencing with his date of employment (the "Giberson Shares"), none of which has been issued yet to Giberson; and

     WHEREAS, in lieu of Giberson receiving the Giberson Shares, and to effectuate the Transaction so that the Company is a wholly owned subsidiary of LRC, the Company, LRC, the Joneses and the Harrises desire that Giberson receive an equivalent interest in LRC as set forth herein, and Giberson is willing to receive such interest in LRC in lieu of the Giberson Shares; and

     WHEREAS, the parties desire to amend the Stock Purchase Agreement to include the payment to Giberson of an interest in LRC as part of the consideration from LRC for the purchase by it of the Shares, to delete the exhibits and add a disclosure statement to the Stock Purchase Agreement and to otherwise amend such agreement as provided for herein. Unless otherwise defined herein, capitalized terms used herein shall have the same meaning as set forth in the Stock Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. AMENDMENT TO STOCK PURCHASE AGREEMENT. Unless otherwise provided for in this Amendment, all rights and obligations of the parties and all terms and conditions of the Stock Purchase Agreement shall remain in full force and effect. The parties agree that the Stock Purchase Agreement shall be amended by the following provisions:

     1.1 GIBERSON ADDED AS PARTY. Giberson is hereby made a party to the Stock Purchase Agreement and shall be referred to as "Giberson."

     1.2 CONSIDERATION FROM BUYER AT EXECUTION/CLOSING. Section 1.2 of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

          "1.2 CONSIDERATION FROM BUYER AT EXECUTION/CLOSING. As payment for the transfer of the Shares from Sellers to Buyer, Buyer shall pay to the Sellers and Giberson at the Closing the following:

          (i) LRC STOCK. A total of One Hundred Twenty One Thousand Eight Hundred (121,800) shares of its fully paid and nonassessable Common Stock payable as set forth below:

               Holder    Number of LRC Shares
               ------    --------------------

               The Harrises    58,200
               The Joneses     56,400
               Giberson         7,200
               ------------   -------
               Total:         121,800

          (ii) LRC STOCK OPTION. Immediately exercisable stock options to purchase a total of One Hundred One Thousand Five
          Hundred (101,500) shares of LRC Common Stock. Such options shall be exercisable for a period commencing immediately and ending three years from the date of grant, in whole or in part, from time to time, and at anytime throughout the option period at the closing high bid price for LRC Common Stock as reported on the NASDAQ SmallCap Market for the date of the Letter of Intent (December 14, 1995, which was $3.50 per share) issuable as follows:

               Holder         Number of LRC Stock Options
               ------------   ---------------------------

               The Harrises    48,500
               The Joneses     47,000
               Giberson         6,000
               ------------   -------

               Total:         101,500

          (iii) CASH. A total of Fifty Thousand Seven Hundred Fifty Dollars ($50,750), payable on the Closing as follows:

               Payee          Cash Amount
               ------------   -----------

               The Harrises    $     0
               The Joneses           0
               Giberson          3,000
               ------------   --------


          The Harrises hereby acknowledge the they have already received $24,250 from LRC consisting of an original payment by LRC of $25,000 reduced by a repayment from the Harrises to LRC of $750. The Joneses hereby acknowledge the they have already received $23,500 from LRC consisting of an original payment by LRC of $25,000 reduced by a repayment from the Joneses to LRC of $1,500.

               Total: $50,750 (including payment already made to the Joneses and the Harrises)

     1.3 AUTHORITY AND CONSENT. Section 2.12 of the Stock Purchase Agreement is hereby amended to delete the words "subject to the stock grant to Joe Giberson as reflected in exhibit 2.12" in the third sentence thereof.

     1.4 CAPITAL STRUCTURE. Section 2.20 of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

          "2.20 CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 50,000 shares of Common Stock, no par value, of which 75 shares are issued and outstanding and held by the Sellers and LRC. All outstanding shares are validly issued, fully paid and non-assessable and such shares have been issued in full compliance with all federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Company to issue or transfer any additional shares of its capital stock of any class."

     1.5 TITLE TO SHARES. Section 2.22 of the Stock Purchase Agreement is hereby amended by adding the following to the end thereof:

          "No option, pledge or other right to transfer any interest in the Company Giberson may have as a result of his employment with the Company has been granted by Giberson to any third party."

     1.6 DISCLOSURE STATEMENT. Information required to be set forth on an exhibit to the Stock Purchase Agreement shall not be attached as an exhibit thereto. LRC acknowledges that it has received a separate disclosure statement containing all of the information required to be set forth on any exhibit to the Stock Purchase Agreement (the "Disclosure Statement"). Each reference in the Stock Purchase Agreement to "Exhibit" is hereby amended by replacing such term with "the Disclosure Statement" and each sentence shall be appropriately amended to accommodate such change.

2.   TERMINATION OF AGREEMENTS.    Upon the execution of this Agreement and the
consummation of the transaction contemplated by the Stock Purchase Agreement and this Agreement, the following agreements shall no longer be in full force and effect and shall be terminated: (i) Stock Option Agreement dated November 9, 1995 between the Buyer and LRC, (ii) Shareholder and Director Agreement dated May 3, 1995 between LRC, the Company, the Joneses and the Harrises, and (iii) the Shareholders' Buy/Sell Agreement dated May 17, 1995 between the Buyer, the Joneses and the Harrises.

3. ENTIRE AGREEMENT; MODIFICATION; WAIVER. Except as amended herein, the Stock Purchase Agreement shall remain in full force and effect. This Amendment constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties respecting the subject matter contained herein. No supplement, modification or amendment of this Amendment shall be binding unless executed in writing by all of the parties. No waiver shall be binding unless executed in writing by the party making the waiver.

4. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Washington.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


BUYER:              LEGAL RESEARCH CENTER, INC.


                    By: /s/ Christopher Ljungkull
                       --------------------------------
                       Name:  Christopher Ljungkull
                       Title: Chief Executive Officer




THE COMPANY:        THE LAW OFFICE, INC.


                    By:
                       --------------------------------
                       Name:
                       Title:


SELLERS:
                    -----------------------------------
                    Gordon Jones


                    -----------------------------------
                    Sydney Jones


                    -----------------------------------
                    William Harris


                    -----------------------------------
                    Lorie Harris


ADDITIONAL PARTY:
                    -----------------------------------
                    Joseph Giberson

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


BUYER:              LEGAL RESEARCH CENTER, INC.


                    By:
                       --------------------------------
                       Name:  Christopher Ljungkull
                       Title: Chief Executive Officer




THE COMPANY:        THE LAW OFFICE, INC.


                    By: /s/ Gordon S. Jones
                       --------------------------------
                       Name:  Gordon S. Jones
                       Title: President


SELLERS:            /s/ Gordon S. Jones
                    -----------------------------------
                    Gordon Jones

                    /s/ Sydney J. Jones
                    -----------------------------------
                    Sydney Jones


                    -----------------------------------
                    William Harris


                    -----------------------------------
                    Lorie Harris


ADDITIONAL PARTY:
                    -----------------------------------
                    Joseph Giberson

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


BUYER:              LEGAL RESEARCH CENTER, INC.


                    By:
                       --------------------------------
                       Name:  Christopher Ljungkull
                       Title: Chief Executive Officer




THE COMPANY:        THE LAW OFFICE, INC.


                    By:
                       --------------------------------
                       Name:
                       Title:


SELLERS:
                    -----------------------------------
                    Gordon Jones


                    -----------------------------------
                    Sydney Jones

                    /s/ William Harris
                    -----------------------------------
                    William Harris

                    /s/ Loretta A. Harris
                    -----------------------------------
                    Lorie Harris


ADDITIONAL PARTY:
                    -----------------------------------
                    Joseph Giberson

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


BUYER:              LEGAL RESEARCH CENTER, INC.


                    By:
                       --------------------------------
                       Name:  Christopher Ljungkull
                       Title: Chief Executive Officer




THE COMPANY:        THE LAW OFFICE, INC.


                    By:
                       --------------------------------
                       Name:
                       Title:


SELLERS:
                    -----------------------------------
                    Gordon Jones


                    -----------------------------------
                    Sydney Jones


                    -----------------------------------
                    William Harris


                    -----------------------------------
                    Lorie Harris


ADDITIONAL PARTY:   /s/ Joseph Giberson
                    -----------------------------------
                    Joseph Giberson